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                                                                     EXHIBIT 21
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                          SUBSIDIARIES OF THE COMPANY
                         ---------------------------


           NAME                                          STATE OF INCORPORATION
           ----                                          ----------------------
           Nextel Partners Operating Corp.                            Delaware
           Nextel Partners of Florida, Inc.                           Delaware
           Nextel Partners of Kentucky, Inc.                          Delaware
           Nextel Partners of Louisiana, Inc.                         Delaware
           Nextel Partners of Midwest, Inc.                           Delaware
           NCPR, Inc.                                                 Delaware
           Nextel Partners of PA, Inc.                                Delaware
           Nextel Partners of Southeast, Inc.                         Delaware
           Nextel Partners of Texas, Inc.                             Delaware
           Nextel Partners of Upstate New York, Inc.                  Delaware
           Nextel Partners of Wisconsin, Inc.                         Delaware
           Nextel WIP Lease Corp.                                     Delaware
           Nextel Partners Equipment Corp.                              Nevada








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